Exhibit 99.1
Argyle Security Announces Changes to Executive Management Team
SAN ANTONIO, January 18, 2010 /PRNewswire-FirstCall via COMTEX/ — Argyle Security, Inc., (OTC Bulletin Board: ARGL) (“Argyle” or the “Company”), a service and solutions provider in the physical electronic security industry, today announced several management changes following an evaluation of the Company’s operations.
Sam Youngblood, the President of Argyle, has been promoted to Chief Executive Officer. Mr. Youngblood was the founder of Argyle’s ISI subsidiary and has over 30 years experience in serving the corrections industry.
Richard Watts has been hired as Chief Financial Officer. Mr. Watts brings 18 years of experience in financial reporting with a strong knowledge of project accounting. Mr. Watts was previously corporate controller for GSE Lining Technology.
The Board of Argyle has accepted the resignations of Ron Chaimovski, Executive Chairman of the Company, Bob Marbut, Chief Executive Officer of the Company, Don Neville, Executive Vice President, Chief Financial Officer and Principal Financial Officer of the Company and Dean Dresser, Vice President, Controller and Principal Accounting Officer of the Company, from their positions as officers of the Company and its subsidiaries. Mr. Marbut and Mr. Chaimovski also resigned as Directors of the Company and its subsidiaries.
Commenting on this, Mr. Marbut stated, “Given the Board’s vision for the Company, this is the right move at this time. It is our continued desire that the Company be successful for all its stakeholders. We wish the Argyle team the greatest of success.”
Sam Youngblood said “I thank the Board for their confidence in appointing me CEO. We have a talented team at Argyle, complimented by the addition of Richard, and dedicated to ensuring the Company’s long term success as a leader in the corrections and commercial security installation and integration business. I wish Bob, Roni, Don and Dean the very best in their future endeavors and thank them for their service.”
About Argyle Security, Inc.
Based in San Antonio, TX, Argyle is a provider of services and solutions in the physical electronic security industry. Argyle’s Corrections division is the controlling entity for business units consisting of ISI, PDI, Com-Tec and MCS, and is one of the nation’s largest providers of detention equipment products and service solutions, as well as turnkey, electronic security systems. These systems include unique engineering competencies and proprietary software products. Argyle’s Commercial division, consisting of MCS-Commercial Fire & Security and MCS Federal Systems focuses on the commercial security sector and provides turnkey, electronic security systems to the commercial and government markets. Please visit www.argylesecurity.com for additional information on Argyle.

Safe Harbor
Certain statements in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. When used in this press release, words such as “will,” “believe,” “expect,” “anticipate,” “encouraged,” “foresees,” “forecasts,” “estimates” and similar expressions, as they relate to the company or its management, as well as assumptions made by and information currently available to the Company’s management identify forward-looking statements. The forward-looking statements are subject to risks and uncertainties, including the possibility that legal proceedings that may be instituted against the Company and/or others relating to the changes in the board composition, the effect of the announcement of these board changes on the Company’s customer relationships, operating results and business generally, the risk that these board changes disrupt current plans and operations and the potential difficulties in employee relations resulting therefrom, and downturns in economic conditions generally, the Company’s business or the state of the corporate credit markets. Consider these factors carefully in evaluating the forward-looking statements. The risk factors listed in the Company’s Form 10-K for the year ended December 31, 2008 and subsequently filed Forms 10-Q and 8-K also provide examples of risks, uncertainties and events that could cause actual results to differ materially from those contained in forward-looking statements. The forward-looking statements made herein are only made as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements and is not responsible for changes made to this press release for Internet or wire services.
CONTACT:
Argyle Security, Inc.
Sam Youngblood, President and CEO of Argyle Security, Inc.
(210) 495-5245 TX, (212) 245-2700 NY
SOURCE Argyle Security, Inc.
http://www.argylesecurity.com